Filed pursuant to Rule 424(b)(5) Registration No. 333-288099

2,366,665 Shares of Common Stock
4,300,002 Pre-Funded Warrants to Purchase 4,300,002 Shares of Common Stock
26,666,668 Warrants to Purchase 26,666,668 Shares of Common Stock
Up to 30,966,670 Shares of Common Stock underlying the Pre-Funded Warrants and the Warrants

Ontrak, Inc.

This is a reasonable best efforts public offering of 2,366,665 shares (the “shares”) of our common stock, par value $0.0001 per share ("common stock") and 4,300,002 pre-funded warrants to purchase up to 4,300,002 shares of our common stock (“pre-funded warrants”), together with 26,666,668 warrants to purchase 26,666,668 shares of common stock (the "warrants") at a combined public offering price of $0.60 per share and four warrants or a combined public offering price of $0.5999 per pre-funded warrant and four warrants, which is equal to the price at which a share of common stock and accompanying warrants are sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each share of common stock or pre-funded warrant is being offered together with four warrants, with each warrant exercisable to purchase one share of common stock. The shares of common stock and warrants will be separately issued.

We are offering pre-funded warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each pre-funded warrant will be exercisable for one share of common stock. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. The pre-funded warrants and warrants will be separately issued.

The warrants have an initial exercise price of $0.60 per share. The right of a holder to exercise the warrants is subject to obtaining stockholder approval in accordance with and as required by the rules of The Nasdaq Stock Market (“Nasdaq”) to permit exercise of the warrants, and if obtained, the warrants will be exercisable beginning on the effective date of such stockholder approval and will expire five years from such date. If we are unable to obtain such stockholder approval, the warrants will not be exercisable and therefore they will have no value. Under the terms of the warrants, we agreed to either (i) obtain stockholder approval via the written consent of our stockholders in accordance with applicable law and prepare and file an information statement with respect thereto with the Securities and Exchange Commission (the “SEC”), as promptly as practicable, but prior to the 30th day after the date the warrants are issued (or, if such filing is delayed by a court or regulatory agency, in no event later than 60 days after such date), or (ii) call and hold a special meeting of our stockholders not later than 60 days after the date the warrants are issued to obtain the stockholder approval, and to use our reasonable best efforts to solicit proxies in favor of the stockholder approval. We will seek such stockholder approval by obtaining the written consent of Acuitas Capital LLC, our largest stockholder and an entity indirectly wholly owned and controlled by Terren Peizer, our former Chief Executive Officer and Chairman (“Acuitas Capital” and together with its affiliates, including Acuitas Group Holdings, LLC and Mr. Peizer, “Acuitas”) and Acuitas agreed to provide such written consent. Acuitas currently holds a majority of the total number of shares of our common stock outstanding and will be able to provide the requisite stockholder approval. See “The Offering” on page 9 of this prospectus.

The warrants offered in this offering have price-based anti-dilution protection provisions. Under these anti-dilution provisions, while these warrants are outstanding, subject to certain limited exceptions, the exercise price of these warrants will be reduced each time we issue or sell (or are deemed to issue or sell) any securities for a consideration per share less than a price equal to their exercise price in effect immediately prior to such issuance or sale (or deemed issuance or sale), provided that in no event will the exercise price be reduced to less than the floor price of $0.19, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. In addition, these anti-dilution provisions provide that, if the exercise price of the warrants decreases, then the number of shares of our common stock issuable upon exercise thereof will proportionally increase. The floor price is $0.19, and, if the exercise price of the warrants were to be reduced to the floor price, the total number of shares of common stock potentially issuable upon exercise of all the warrants being offered in this offering would be 84,210,530.

This prospectus also covers all the shares of common stock issuable from time to time upon the exercise of the pre-funded warrants and the warrants accompanying the shares of common stock and pre-funded warrants offered hereby.

There is no established public trading market for the pre-funded warrants or warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants or warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

We engaged Roth Capital Partners, LLC (“Roth” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering by this prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of shares of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 32 of this prospectus for more information regarding these arrangements.

Our common stock is listed on The Nasdaq Capital Market under the symbol “OTRK”. On June 27, 2025, the closing price as reported on The Nasdaq Capital Market was $0.55 per share. Until October 7, 2025, we are subject to a discretionary panel monitor. If we fail to maintain compliance with any continued listing requirement in Nasdaq’s Listing Rules through October 7, 2025, Nasdaq will issue a delist determination letter and promptly schedule a hearing with a Nasdaq hearing panel. See “Recent Developments—Nasdaq Matters,” beginning on page 8.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information By Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

This offering will terminate on June 30, 2025. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrants will be fixed for the duration of this offering.

We have two classes of stock: common stock and Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”). The holders of our outstanding common stock will hold approximately 67% of the voting power of our outstanding capital stock immediately following this offering. Each share of common stock is entitled to one vote. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to voting on amendments to our certificate of incorporation, including the certificate of designations relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. However, since August 2023, the holders of the Series A Preferred Stock have had the right to elect two directors to our board of directors. As of the date of this prospectus, no directors have been elected to our board of directors by the holders of the Series A Preferred Stock in their capacity as such.

You should read this prospectus, the information incorporated by reference herein and the additional information described under the heading “Where You Can Find More Information” carefully before you invest.

On September 23, 2024, we effected a 1-for-15 reverse stock split of our common stock. Unless otherwise indicated, all the share, per share information, derivative security numbers and exercise prices in this prospectus have been adjusted to give effect to such reverse stock split.

We are a “smaller reporting company” as defined under federal securities law and we have elected to comply with certain reduced public company reporting requirements available to smaller reporting companies. See the section titled “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Prior to making an investment decision, you should carefully consider all of the information in this prospectus and all information incorporated by reference into this prospectus. Investing in our securities involves risks. “See “Risk Factors” beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Warrants(1)	Per Pre- Funded Warrant and Warrants(1)	Total
Public offering price	$0.6000	$0.5999	$3,999,570
Placement Agent fees	$0.0420	$0.0420	$280,000
Proceeds to us, before expenses(1)	$0.5580	$0.5579	$3,719,570

(1) See “Plan of Distribution: for additional information regarding the Placement Agent compensation.
We will deliver all securities to be issued in this offering delivery versus payment upon receipt of investor funds received by us. Delivery of the securities to the purchasers in this offering is expected to be made on or about June 30, 2025.

Roth Capital Partners

The date of this prospectus is June 27, 2025

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Incorporation of Documents by Reference.” You should carefully read this prospectus as well as additional information described under “Incorporation of Documents by Reference,” before deciding to invest in our securities.

Neither we nor the Placement Agent have authorized anyone to provide you with additional information or information different from that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Our securities are being offering for sell, and offers to buy are sought, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future prospects may have changed since that date.

The information incorporated by reference into or provided in this prospectus may contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained such industry and market data from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industry in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such assumptions, projections, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): Neither we nor the Placement Agent have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

(i)

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical fact in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. These forward-looking statements include, but are not limited to, statements concerning the following:

•our ability to raise capital to fund our operations;

•the proceeds of this offering;

•the timing or success of obtaining regulatory licenses or approvals;

•sufficiency of our working capital to fund our operations in the near and long term, which raises doubt about our ability to continue as a going concern;

•infrastructure required to support operations in future periods, including the expected costs thereof;

•estimates associated with revenue recognition, asset impairments, and cash flows;

•variance in our estimates of future operating costs;

•the effectiveness of our disclosure controls and our internal control over financial reporting;

•the impact of new accounting pronouncements;

•size and growth of our target markets; and

•the initiation, timing, progress, and results of our research and development programs.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation:

(ii)

•At March 31, 2025, our total cash was $4.1 million and we had negative working capital of $3.1 million. For the three months ended March 31, 2025, our average monthly cash burn rate from operations was $0.9 million. Even after taking into account the funds to be raised from the offering described in this prospectus, we will need to raise additional capital to fund our operations through the 12-month period following the date of this prospectus. Many aspects of our ability to obtain additional capital are not entirely within our control and there can be no assurance that we will receive additional capital when needed, on favorable terms, or at all. If we cannot raise capital, on favorable terms or at all, we will need to reevaluate our planned operations and may need to cease operations, file for bankruptcy, liquidate, and/or wind-up our affairs. These circumstances raise substantial doubt about our ability to continue as a going concern.

•We have incurred significant losses since our inception and may be unable to obtain additional funds before we achieve positive cash flows.

•
As of June 27, 2025, we had approximately $16.3 million, including accrued paid-in-kind interest, outstanding under the Keep Well Agreement (as defined below), of which approximately $13.5 million is represented by promissory notes payable at any time after the earlier of (i) September 1, 2026 and (ii) 30 days following the date on which Acuitas (as defined below) has purchased $8.45 million in principal amount of the Non-Convertible Demand Notes (as defined below) under the Seventh Amendment (as defined below). A default under the Keep Well Agreement or under any of the promissory notes issued thereunder would have a material adverse effect on our financial condition, operating results, and business. See “Prospectus Summary—Recent Developments—Recent Adjustments to Outstanding Warrants,” below.

•Our programs and solutions may not be as effective as we believe and may not achieve broad market acceptance and announcements of disappointing results may lead to declines in the market prices of our securities.

•Our business currently depends upon a few significant customers. Since 2021, we have lost four significant customers. The loss of one or more other significant customers would have a material adverse effect on our financial condition, operating results and business.

•We depend upon our senior management and key consultants and their loss or unavailability could put us at a competitive disadvantage.

•We need to attract and retain highly skilled personnel; we may be unable to effectively manage growth with our limited resources.

•Customers may not achieve the savings we expect to be created by our programs and solutions, which could adversely impact our business.

(iii)

•Market acceptance of our programs and solutions depends in large part on the willingness of third party payors to cover them, which is beyond our control.

•We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others.

•Ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations.

•We must comply with significant government regulations, including with respect to licensure and privacy matters.

•Our Series A Preferred Stock has no fixed maturity date, ranks junior to our currently outstanding indebtedness, is entitled to the payment of dividends only to the extent we may do so under Delaware corporate law, and has limited voting rights.

•	As of June 27, 2025, our largest stockholder controls approximately 52% of our outstanding common stock and beneficially owns approximately 98% of our common stock, and may determine all matters presented for stockholder approval, including the election of directors, significant corporate transactions and our dissolution.

•We are subject to ongoing litigation and may be subject to future litigation, any of which could result in substantial liabilities.

•Our common stock may be delisted by Nasdaq.

•The price of our common stock and preferred stock may be volatile.

•The market prices for our common stock and preferred stock may be adversely impacted by future events.

•Our certificate of incorporation, bylaws and Delaware law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

(iv)

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statement for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

(v)

PROSPECTUS SUMMARY

The following summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in this offering. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus, especially the “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the accompanying notes to those statements, incorporated by reference from our most recent Annual Report on Form 10-K and our other filings with the SEC before making an investment decision. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Ontrak” or “the Company” refer to Ontrak, Inc.

Company Overview

Ontrak, Inc. (“Ontrak,” “Company,” “we,” “us” or “our”) was incorporated in the State of Delaware on September 29, 2003. Ontrak was founded with a passion for engaging with and transforming health outcomes for anyone impacted by behavioral health conditions through our Wholehealth+ and accompanying suite of solutions. We are a value-based behavioral healthcare company that identifies and engages people with unmet health needs using our proprietary Advanced Engagement System to improve clinical outcomes and reduce total cost of care. Through access to comprehensive claims data and other healthcare information, our technology-enabled platform utilizes analytics and predictive modeling to uniquely identify connections between behavioral health issues and physical chronic conditions, exposing gaps that traditional behavioral health providers often miss. Our program predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages and guides them to and through the care and treatment they need. By combining advanced analytics with human engagement, we deliver improved member health and validated outcomes and savings to healthcare payors.

Our integrated, technology-enabled solutions are designed to provide healthcare solutions to members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, chronic obstructive pulmonary disease, and congestive heart failure, which result in high medical costs. Ontrak has a unique ability to engage these members, who may not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance. Ontrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaches who address the social and environmental determinants of health. Our programs seek to improve member health and deliver validated cost savings to healthcare payors.

We operate as one segment in the United States and we contract with leading national and regional health plans and other at-risk payors to make our solutions available to eligible members.

We generate revenues from the services we provide to populations insured by (a) private health insurance programs, including employer funded programs (which we refer to as commercial revenue) and (b) government funded health insurance programs, such as managed Medicare Advantage, managed Medicaid and dual eligible (Medicare and Medicaid) populations. We aim to increase the number of members that are eligible for our solutions by signing new contracts and identifying more eligible members within customers with whom we have existing contracts.

Recent Developments

Keep Well Agreement Funding

In April 2022, we and Acuitas entered into a Master Note Purchase Agreement. In March 2024, we and Acuitas entered into the sixth amendment to the Master Note Purchase Agreement (the “Sixth Amendment”). In each of the Sixth Amendment and the Seventh Amendment (as defined below), the parties agreed that, in connection with the issuance of each senior secured convertible promissory note (a “Demand Note”) issued thereunder, we will issue to Acuitas a warrant to purchase shares of our common stock (a “Demand Warrant”) and that the number of shares of our common stock underlying each Demand Warrant would be equal to (y) the product of the principal amount of the applicable Demand Note and 200% divided by (z) the initial exercise price of the applicable Demand Warrant.

Under the Sixth Amendment, in April 2024, we issued and sold to Acuitas a Demand Note with a principal amount of $1.5 million, and, in Acuitas’ sole discretion, Acuitas could elect to purchase up to an additional $13.5 million in principal amount of Demand Notes, at such time and in such principal amounts as specified in the Sixth Amendment.

We refer to the convertible promissory notes representing our borrowings under the Keep Well Agreement, including the Demand Notes, as the “Keep Well Notes.”

In August 2024, we entered into an agreement with Acuitas pursuant to which Acuitas agreed to purchase an aggregate of $5.0 million of Demand Notes, and not to exercise its right to require that any amounts due under any Demand Note be paid until after August 30, 2025; except, if we receive proceeds from a capital contribution or the issuance of any capital stock after November 1, 2024, Acuitas, in its sole discretion, may require that the net proceeds therefrom be applied to pay any amounts due under the Demand Notes purchased under the agreement we entered into with Acuitas in August 2024 (such Demand Notes, the “August Demand Notes”). As of March 31, 2025, Acuitas has purchased all $5.0 million of the August Demand Notes.

On April 8, 2025, we, Acuitas and Mr. Peizer entered into an agreement under which (i) Acuitas waived (a) any non-compliance and/or violation of each of the recurring revenue and liquidity covenants in the Keep Well Agreement through and including June 30, 2025, and (b) solely with respect to our consolidated financial statements for the year ended December 31, 2024, any non-compliance and/or violation of the covenant in the Keep Well Agreement requiring that such financial statements and the report of our auditor thereon be unqualified as to going concern; and (ii) we agreed that the foregoing waivers are in satisfaction of our claim to, and that the Company will not seek, restitution under the Mandatory Victim Restitution Act, 18 U.S.C. § 3663A and the Victim and Witness Protection Act, 18 U.S.C. § 3663 with respect to the matters adjudicated in United States v. Terren S. Peizer, Court Docket 2:23-CR-89.

On May 9, 2025, under the Sixth Amendment, we issued a Demand Note to Acuitas in the original principal amount of $0.5 million, and in connection therewith, we issued to Acuitas a Demand Warrant to purchase approximately 609,756 shares of our common stock with an exercise price of $1.64.

On May 19, 2025, we and Acuitas entered into an agreement (the “May 2025 Agreement”) relating to the Keep Well Agreement. Under the May 2025 Agreement, Acuitas committed to purchase from us (i) up to $5.0 million in principal amount of Demand Notes and (ii) up to $5.0 million in principal amount of senior secured non-

convertible promissory notes payable upon demand of the holder (the “Non-Convertible Demand Notes”). We, at any time, may request that Acuitas purchase a Demand Note in a principal amount up to $1.5 million, and at any time after Acuitas has purchased all $5.0 million in principal amount of Demand Notes, we may request that Acuitas purchase a Non-Convertible Demand Note in a principal amount of up to $1.5 million. Acuitas’ obligation to purchase a Demand Note or Non-Convertible Demand Notes, as the case may be, is subject to the conditions that (1) (x) we used best efforts to effect a registered equity offering to raise sufficient capital to pay and discharge, when due and payable, all of our obligations, (y) we were unable despite our best efforts to effect such offering on reasonably acceptable terms, as determined by our board of directors (such determination to be made as if the financing contemplated by the May 2025 Agreement were not available to us); and (z) absent obtaining the funds we requested, we will not have sufficient unrestricted cash to pay and discharge, when due and payable, all of our obligations for the 30-day period following the date such notice is delivered; and (2) since May 19, 2025, there shall have been no material adverse change (or any event or events that, individually or in the aggregate, with or without lapse of time, could reasonably be expected to result in a material adverse change) in our results of operations, business operations, properties, assets, condition (financial or otherwise), customer relations, business activities or business prospects.

Under the terms of the May 2025 Agreement, we may not request, without Acuitas’ consent, that Acuitas purchase more than $1.5 million in principal amount of Demand Notes or Non-Convertible Demand Notes, as the case may be, within any 30-day period, and to the extent we receive proceeds from a capital contribution or the issuance of any capital stock on or after May 19, 2025, Acuitas may, in its sole discretion, elect to reduce the amount of Demand Notes and Non-Convertible Demand Notes to be purchased on a dollar-for-dollar basis.

In accordance with the terms of the Sixth Amendment, in connection with the issuance of each Demand Note, we will issue to Acuitas a Demand Warrant. If a Non-Convertible Demand Note is issued, we will not issue any warrant or any other security in connection with the issuance of such Non-Convertible Demand Note. The terms of the Non-Convertible Demand Notes are the same as the terms of the Demand Notes except that the Non-Convertible Demand Notes are not convertible and when the amounts payable by us under a Non-Convertible Demand Note become due, in addition to all other amounts owed by us in respect thereof, we will pay to the holder thereof an amount in cash equal to the difference, as determined in a manner mutually acceptable to us and Acuitas, between the value of (i) a Demand Note with the same principal amount as the applicable Non-Convertible Demand Note, and (ii) the applicable Non-Convertible Demand Note, as of the issuance date of the applicable Non-Convertible Demand Note. In determining the value of a Demand Note, the value of the conversion rights of Demand Notes and of the warrants that would have been issued in connection with the issuance of a Demand Note and upon conversion of a Demand Note, assuming it was converted in full, will be taken into account.

As of June 27, 2025, approximately $16.3 million, including accrued paid-in-kind interest, was outstanding under the Keep Well Agreement, of which approximately $13.5 million is represented by Demand Notes and the balance of which matures on May 14, 2026, unless it becomes due and payable in full earlier, whether by acceleration or otherwise. In the Seventh Amendment (as defined below), Acuitas agreed not to exercise its right to require that any amounts due under any Demand Note or Non-Convertible Demand Note be paid until the earlier of (a) September 1, 2026 and (b) 30 days following the date on which Acuitas has purchased all $8.45 million in principal amount of Non-Convertible Demand Notes. If Acuitas were to demand that all or a significant portion of the Demand Notes be paid at any time on or after September 1, 2026 (or if earlier, 30 days following the date on which Acuitas has purchased $8.45 million in principal amount of Non-Convertible Demand Notes), we may not have sufficient funds to repay the amounts due, which would have a material adverse effect on our business and raise substantial doubt about our ability to continue as a going concern. For additional information, see the risk factors described in “Risk Factors—Risk Related to our Business,” below.

On June 27, 2025, we and Acuitas entered into the seventh amendment to the Master Note Purchase Agreement (the “Seventh Amendment” and the Master Note Purchase Agreement, as amended to date, the “Keep Well Agreement”), which is described in more detail under the heading “Seventh Amendment to Keep Well Agreement and Adjustment to Outstanding Warrants” below.

Adjustments to Outstanding Warrants

In accordance with the terms of the warrants we previously issued to Acuitas under the Keep Well Agreement (which, at the time the parties entered into the May 2025 Agreement, had exercise prices of between $1.48 and $2.08 per share) and of the November 2023 Warrants (as such term is defined below) (which, at the time the parties entered into the May 2025 Agreement, had an exercise price of $2.08 per share), if the exercise price of such warrants is greater than the lowest volume weighted average price (“VWAP”) of our common stock on any trading day during the five trading day period immediately following the public announcement of our entry into the May 2025 Agreement, then the exercise price will be reduced to such lowest VWAP, and if the exercise price is reduced, the number of shares of our common stock subject to such warrants will increase proportionally such that after such reduction of the exercise price, the aggregate exercise price payable under such warrants for the adjusted number of shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. The lowest VWAP of our common stock on any trading day during the five trading day period immediately following the public announcement of our entry into the May 2025 Agreement was $1.553. Accordingly, each of the warrants issued to Acuitas under the Keep Well Agreement and each of the November 2023 Warrants that had an exercise price per share greater than $1.553 was reduced to $1.553, and the aggregate number of shares of our common stock subject to such warrants increased from 42,304,917 to 56,134,451.

The term “November 2023 Warrants” refers to (i) the warrants to purchase shares of our common stock we issued in a public offering completed in November 2023, and (ii) a warrant to purchase shares of our common we issued to Humanitario Capital LLC, an affiliate of Acuitas Capital, in a private placement completed in November 2023.

In connection with entering into the Seventh Amendment, we entered into agreements with Acuitas and the holders of the November 2023 Warrants, pursuant to which Acuitas and such holders agree to the following adjustments to the exercise price of the warrants they hold (in lieu of the adjustments that would otherwise be made in accordance with the terms of such warrants): (i) the exercise price was reduced to $0.9726, which was the closing price of our common stock as of immediately prior to the time we entered into the Seventh Amendment; (ii) since such closing price was greater than $0.60, the combined public offering price per share and four warrants in this offering, then the exercise price was further reduced to $0.60; (iii) if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest volume weighted average price (“VWAP”) of our common stock on any trading day during the five trading day period immediately following the public announcement of us entering into the Seventh Amendment, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; (iv) in the event that the public announcement of this offering is not made on the same trading day as the public announcement of us entering into the Seventh Amendment, if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of our common stock on any trading day during the five trading day period immediately following the public announcement of this offering, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; and (v) if any Keep Well Note is converted into shares of our common stock at a conversion price less than the exercise price of the warrants then in effect, then the exercise price will be further reduced to such conversion price at such time of such conversion. Upon each adjustment to the exercise price of the November 2023 Warrants and the warrants held by Acuitas, the number of shares of common stock issuable upon exercise thereof increases proportionately such that after each adjustment to the exercise price, the aggregate exercise price payable upon exercise for the adjusted number of shares issuable upon exercise thereof will be the same as the aggregate exercise price in effect immediately prior to each such adjustment to the exercise price (without regard to any limitations on exercise contained in the November 2023 Warrants).

Seventh Amendment to Keep Well Agreement and Adjustment to Outstanding Warrants

. The following is a summary of the terms of the Seventh Amendment:
•    Effective as of the date we entered into the Seventh Amendment, all of our rights and obligations and those of Acuitas under the May 2025 Agreement terminated.
•    Subject to the terms of the Seventh Amendment, (i) Acuitas committed to purchase up to $8.45 million in principal amount of Demand Notes (the “Committed Demand Notes”) and (ii) Acuitas may (but shall have no obligation to) purchase additional Demand Notes (the “Uncommitted Demand Notes” and together with the Committed Demand Notes, the “Seventh Amendment Demand Notes”).
•    We may request that Acuitas purchase a Committed Demand Note in a principal amount up to $1.5 million, and at any time after Acuitas has purchased all $8.45 million in principal amount of Committed Demand Notes, we may request that Acuitas purchase an Uncommitted Demand Note in a principal amount of up to $1.5 million.
•    Acuitas’ obligation to purchase a Seventh Amendment Demand Note is subject to the conditions that (i) absent obtaining the funds requested by us, we will not have sufficient unrestricted cash to pay and discharge, when due and payable, all of our obligations for the 30-day period following the date such notice is delivered; and (ii) since the date of the Seventh Amendment, there shall have been no material adverse change (or any event or events that, individually or in the aggregate, with or without lapse of time, could reasonably be expected to result in a material adverse change) in our results of operations, business operations, properties, assets, condition (financial or otherwise), customer relations, business activities or business prospects.
•    We may not request, without Acuitas’ consent, that Acuitas purchase more than $1.5 million in principal amount of Seventh Amendment Demand Notes within any 30-day period, and to the extent we receive proceeds from a capital contribution or the issuance of any capital stock on or after the date of the Seventh Amendment (including the proceeds we receive from this offering), Acuitas may, in its sole discretion, elect to reduce the amount of Committed Demand Notes to be purchased on a dollar-for-dollar basis.
•    The Seventh Amendment Demand Notes will be in the same form as the Demand Notes except that the conversion price of the Seventh Amendment Demand Notes will be equal to the lesser of (i) $0.9726 and (ii) the greater of (a) the closing price of our common stock on the trading day that is immediately prior to the applicable conversion date and (b) $0.3242, in each case, subject to customary adjustment for stock splits, stock dividends, stock combinations and similar transactions.

•    Acuitas agreed not to exercise its right to require that any amounts due under any Seventh Amendment Demand Note or Demand Note be paid until the earlier of (i) September 1, 2026 and (ii) 30 days following the date on which Acuitas has purchased $8.45 million in principal amount of Seventh Amendment Demand Notes.
•    Unless and until the effective date of the stockholder approval described in the final bullet below occurs, we will not issue any shares of our common stock in connection with the conversion of any Seventh Amendment Demand Note.
•    In connection with each Seventh Amendment Demand Note purchased by Acuitas, we will issue to Acuitas a Demand Warrant to purchase such number of shares of our common stock that results in 200% warrant coverage. Each such Demand Warrant will have a term of five years and an initial exercise price equal to the closing price of our common stock immediately preceding the time on the date on which we receive the funds evidenced by the applicable Demand Note, which initial exercise price will be subject to further adjustment in accordance with the terms of the Demand Warrants.
•    We will not issue any Demand Warrant in connection with the issuance of any Seventh Amendment Demand Note issued after the initial $15.0 million in aggregate principal amount of Seventh Amendment Demand Notes and Demand Notes issued under the Existing Agreement unless and until the effective date of the stockholder approval described in the final bullet occurs, and promptly as practicable following such date, we will issue each Demand Warrant that would have been issued through and including such date.
•    Effective as of the effective date of the stockholder approval described in the final bullet, the conversion price of the Demand Notes issued on March 28, 2025, May 9, 2025, and May 27, 2025 (collectively, the “Amended Demand Notes”) will be amended to be equal to the lesser of (i) $1.48 (for the Demand Note issued on March 28, 2025), $1.64 (for the Demand Note issued on May 9, 2025), and $1.59 (for the Demand Note issued on May 27, 2025), and (ii) the greater of (a) the closing price of our common stock as reported on the trading day that is immediately prior to the applicable conversion date and (b) one-third of the dollar amount in clause (i) above, in each case, subject to customary adjustment for stock splits, stock dividends, stock combinations and similar transactions. The dollar amounts in clause (i) of the preceding sentence were the closing price of our common stock on the trading day on which the applicable Amended Demand Note was issued.
•    Acuitas waives any right to require that any net proceeds we receive from an equity financing (including the net proceeds we receive from this offering) be applied to pay any amounts due under any of the Seventh Amendment Demand Notes or Demand Notes before any amounts due thereunder become due and payable.
•    We committed to seek stockholder approval in accordance with the Nasdaq listing rules of (a) the issuance of the Seventh Amendment Demand Notes, the Demand Warrants to be issued in connection with the Seventh Amendment Demand Notes and the warrants to be issued upon conversion of the Seventh Amendment Demand Notes, (b) the amendment to the Amended Demand Notes contemplated by the Seventh Amendment, (c) the issuance of the shares of our common stock upon conversion or exercise, as applicable, of the Seventh Amendment Demand Notes, the Demand Warrants to be issued in connection with the Seventh Amendment Demand Notes, Amended Demand Notes, and the warrants to be issued upon conversion of the Seventh Amendment Demand Notes, and (d) any other terms of the Seventh Amendment that require approval of our stockholders under Nasdaq Stock Market listing rules. We will seek such stockholder approval by obtaining the written consent of Acuitas. Acuitas currently holds a majority of the total number of shares of our common stock outstanding and will be able to provide the requisite stockholder approval.

Reverse Stock Split

We effected a 1-for-15 reverse stock split of our common stock, effective at 12:01 a.m. Eastern Time on September 23, 2024 (the “2024 Reverse Stock Split”). Our common stock began trading on The Nasdaq Capital Market on a post-split basis at the open of trading on September 23, 2024. Unless otherwise indicated, the share and per share information in this prospectus reflects the effects of the 2024 Reverse Stock Split.
On June 21, 2025, our board of directors approved a reverse stock split, at a ratio between 1:2 and 1:16. Our board of directors will submit the reverse stock split to our stockholders for approval in the future if it determines that a reverse stock split is in the best interests of our stockholders. The final ratio at which such reverse stock split will be effected, if at all, will be determined by the board of directors in its discretion within one year of obtaining stockholder approval.

Customer Notification

In October 2024, we were notified by a health plan customer of its intent not to continue using our services after December 2024. For the year ended December 31, 2024, we billed this customer approximately $6.5 million, representing 59% of our revenue.

Business Developments

As of June 27, 2025, we have five active prospects in the later stages of the sales process, meaning we have presented our product portfolio to such prospects and they agreed to evaluate our proposal.  One of the largest of these prospects paused its review of our proposal while it continues to assess our financial stability and our ability to deliver our program as a Medicaid provider in the state in which such prospect operates.  As a result of this pause, the expected timeline to move to the final contracting phase with this prospect has been delayed.  These five prospects have a combined estimated member outreach pool of up to 20,000 lives for Wholehealth+ and another 40,000 for Engage.  While we do not have any firm commitments with any of these five prospects, we are confident in the proposals we delivered to them, and we are optimistic we can move towards final decisions with them before the end of 2025.

Also, our newest health plan customers have indicated an interest in expanding our solutions to additional populations, once clinical and financial outcomes are achieved.

In addition to the five prospects described above, as of June 27, 2025, we have 20 additional active prospects in varying phases of the sale process representing approximately 15 million plan lives.

Insurance Recoveries

We are involved in various securities class actions and purported stockholder derivative complaints, and we have incurred legal costs related to an investigation by the SEC and Department of Justice of our former chief executive officer and chairman of our board of directors. We maintain a corporate liability insurance policy which provides coverage for legal defense costs. The terms of this insurance policy provide that the insurer will pay the third party directly on our behalf for such legal defense costs. Based on our analysis, our obligation as the primary obligor of the invoices for legal defense costs has not been transferred to the insurer and as such, we record these costs as a receivable with a corresponding liability on our consolidated balance sheet. As of March

31, 2025, we submitted cumulative claims for legal defense costs totaling approximately $5.7 million, of which $4.9 million has been paid by the insurer to third parties. We have $0.8 million of claims for legal defense costs recorded as other receivable included in “Prepaid expenses and other current assets” and $0.8 million as part of “Other accrued liabilities” on our consolidated balance sheet as of March 31, 2025.

Nasdaq Matters

From October 2023 to October 2024, we were not in compliance with the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On October 7, 2024, we received a letter from the Nasdaq Office of General Counsel confirming that we regained compliance with the Minimum Bid Price Rule by October 7, 2024 because the closing bid price for our common stock was $1.00 or more for a minimum of 10 consecutive trading sessions. That letter also informed us that, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), we will be subject to a discretionary panel monitor for a period of one year from October 7, 2024, and that if, within that one-year monitoring period, we fail to maintain compliance with any continued listing requirement, Nasdaq will issue a delist determination letter and promptly schedule a new hearing with a Nasdaq hearing panel. Notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide a plan of compliance to Nasdaq’s staff with respect to any deficiency that arises during the one-year monitoring period, and the Nasdaq staff will not be permitted to grant additional time for us to regain compliance with respect to any such deficiency. See the risk factor titled, “There can be no assurance that our common stock will continue to be listed on Nasdaq or, if listed, that we will be able to comply with its continued listing requirements, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions,” beginning on page 14 of this prospectus.

Corporate Information

Ontrak was incorporated in the State of Delaware on September 29, 2003. Our principal executive offices are located at 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131 and our telephone number is (310) 444-4300. Our website address is www.ontrakhealth.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company, we may take advantage of accommodations afforded to smaller reporting companies including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, so long as we also qualify as a “non-accelerated filer” as defined in the Exchange Act; (ii) scaled executive compensation disclosure requirements; and (iii) providing only two years of audited financial statements, instead of three years. We will qualify as a smaller reporting company: (i) until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or (ii) if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

 THE OFFERING

Common Stock to be Offered	2,366,665 shares.

Pre-funded Warrants to be Offered
4,300,002 pre-funded warrants to purchase 4,300,002 shares. Each pre-funded warrant will be exercisable for one share of our common stock. The exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Securities We are Offering—Pre-Funded Warrants” section of this prospectus. You should also read the form of the pre-funded warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Warrants to be Offered
Warrants to purchase up to 26,666,668 shares of our common stock. Each warrant has an initial exercise price of $0.60 per share of common stock. The warrants will become exercisable beginning on the date of stockholder approval and will expire five years from such date. See “Stockholder Approval Required,” below.

The warrants offered in this offering have price-based anti-dilution protection provisions. Under these anti-dilution provisions, while these warrants are outstanding, subject to certain limited exceptions, the exercise price of these warrants will be reduced each time we issue or sell (or are deemed to issue or sell) any securities for a consideration per share less than a price equal to their exercise price in effect immediately prior to such issuance or sale (or deemed issuance or sale), provided that in no event will the exercise price be reduced to less than the floor price of $0.19, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. In addition, these anti-dilution provisions provide that, if the exercise price of the warrants decreases, then the number of shares of our common stock issuable upon exercise thereof will proportionally increase. If the exercise price of the warrants were to be reduced to the floor price, the total number of shares of common stock potentially issuable upon exercise of all the warrants being offered in this offering would be 84,210,530.

To better understand the terms of the warrants, you should carefully read the “Description of Securities We are Offering—Warrants” section of this prospectus. You should also read the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The warrants can only be purchased in this offering together with the shares of common stock or pre-funded warrants, as the case may be, but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Stockholder Approval Required
The right of a holder to exercise the warrants is subject to obtaining stockholder approval in accordance with and as required by Nasdaq rules to permit exercise of the warrants, and if obtained, the warrants will be exercisable beginning on the effective date of such stockholder approval and will expire five years from such date. If we are unable to obtain stockholder approval, the warrants will not be exercisable and therefore they will have no value.

Under the terms of the warrants, we agreed to either (i) obtain stockholder approval via the written consent of our stockholders in accordance with applicable law and prepare and file an information statement with respect thereto with the SEC, as promptly as practicable, but prior to the 30th day after the date the warrants are issued (or, if such filing is delayed by a court or regulatory agency, in no event later than 60 days after such date), or (ii) call and hold a special meeting of our stockholders not later than 60 days after the date the warrants are issued to obtain the stockholder approval, and to use our reasonable best efforts to solicit proxies in favor of the stockholder approval.

We will seek such stockholder approval by obtaining the written consent of Acuitas and Acuitas agreed to provide such written consent. Acuitas currently holds a majority of the total number of shares of our common stock outstanding and will be able to provide the requisite stockholder approval. See “Description of Securities We are Offering—Warrants—Stockholder Approval.”

Common stock outstanding prior this offering(1)	4,717,872 shares.

Common stock outstanding after this offering(1)	7,084,537 shares, assuming no exercise of the warrants issued in this offering.

Use of proceeds
We estimate that the net proceeds of this offering based upon a combined public offering price of $0.60 per share of common stock and accompanying warrants, after deducting Placement Agent fees and estimated offering expenses, will be approximately $3.24 million, assuming no exercise of the warrants issued in the offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities. See “Use of Proceeds.”

Lock-up agreements
We and our directors, officers and certain stockholders have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 6 months after the closing of this offering. See “Plan of Distribution” for more information.

Risk factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

Nasdaq Capital Market symbol
Our common stock is listed under the symbol “OTRK.” There is no established public trading market for the pre-funded warrants or warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

(1) The number of shares of common stock outstanding after this offering is based on 4,217,848 shares of common stock outstanding as of March 31, 2025, and excludes:

•822,138 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2025;

•4,150,073 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2025 at a weighted average exercise price of $4.18 per share;

•3,905 shares of common stock issuable upon settlement of restricted stock units outstanding as of March 31, 2025;

•7,502,318 shares of common stock issuable upon conversion of the principal and accrued interest on secured convertible promissory notes held by Acuitas outstanding as of March 31, 2025, assuming a conversion price of $1.80;

•7,502,318 shares of common stock issuable upon exercise of warrants that would be issued to Acuitas upon conversion of outstanding promissory notes described above;

•43,393,530 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2025 at a weighted average exercise price of $2.01 per share (the number of shares issuable upon exercise of such warrants and the exercise price of such warrants does not reflect the adjustments thereto as a result of our entry into the May 2025 Agreement described above under “Prospectus Summary—Recent Developments—Recent Adjustments to Outstanding Warrants,” above); and

•33,932 shares of common stock issuable upon exchange of all the outstanding shares of the Series A Preferred Stock as of March 31, 2025, assuming an exchange rate of $0.009 shares of common stock per share of Series A Preferred Stock.

Except as otherwise indicated, all information in this prospectus assumes:

•no issuance of any of the shares of common stock described above; and

•no exercise of the warrants issued in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors discussed below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other reports and documents incorporated by reference into this prospectus, before deciding whether to purchase any of our common stock in this offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, prospects, financial condition, and/or operating results. The occurrence of any known or unknown risks might cause you to lose all or part of your investment in our securities.

Risks Related to this Offering and our Common Stock

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $3.24 million from this offering (assuming an offering with gross proceeds of $4.0 million), based on our current forecast of our future operating results, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our operations through the end of Q3 2025.

There can be no assurance that our common stock will continue to be listed on Nasdaq or, if listed, that we will be able to comply with its continued listing requirements, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Our common stock is listed on The Nasdaq Capital Market under the symbol “OTRK.” We are required to satisfy continued listing requirements to maintain our listing, including requirements commonly referred to as the minimum bid price rule and either the stockholders’ equity rule or the market value of listed securities rule. The minimum bid price rule requires that the closing bid price of our common stock be at least $1.00 per share, and the stockholders’ equity rule requires that our stockholders' equity be at least $2.5 million, or, alternatively, that the market value of our listed securities be at least $35 million or that we have net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

We were not in compliance with the minimum bid price rule from October 2023 until October 7, 2024, with the stockholders' equity rule from August 2023 until November 2023, and with the minimum bid price rule from September 2022 until August 2023. Although we regained compliance with the applicable rule in each instance, there can be no assurance that we will continue to satisfy those or any other continued listing requirement and maintain the listing of our common stock on Nasdaq.

When Nasdaq confirmed that we regained compliance with the minimum bid price rule on October 7, 2024, Nasdaq also informed us that, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), we will be subject to a discretionary panel monitor for a period of one year from October 7, 2024, and that if, within that one-year period, we fail to maintain compliance with any continued listing requirement, Nasdaq’s Listing Qualifications Department will issue a delist determination letter and promptly schedule a new hearing with Nasdaq’s Hearings Panel. Notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide a plan of compliance to the Listing Qualifications

14

Department with respect to any deficiency that arises during the one-year monitoring period, and the Listing Qualifications Department will not be permitted to grant additional time for us to regain compliance with respect to any such deficiency. The foregoing would limit our ability to regain compliance with any continued listing requirement with which we become non-compliant and increases the likelihood that our common stock may be delisted from Nasdaq in the event we become non-compliant with any continued listing requirement. For example, unless we raise sufficient additional capital or our outstanding Keep Well Notes are converted into shares of our common stock, our stockholders' equity may be less than $2.5 million at June 30, 2025. If that were to be the case and if the market value of our listed securities continues to be less than $35 million, after we file our quarterly report on Form 10-Q for the quarter ended June 30, 2025, we expect to receive a Nasdaq delist determination letter and would be required to appeal the delisting determination to the Nasdaq’s Hearings Panel. No assurances can be given that we would appeal such delisting determination, or that if we do, that we would be granted any period of time within which to regain compliance with the stockholders’ equity rule, or that if such time is granted, that we would be able to regain compliance within the period granted.
 In addition to the specified criteria for continued listing, Nasdaq also has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for continued listing on Nasdaq. Nasdaq has exercised this discretionary authority in the past. As of the date of the filing of this report, Acuitas is our largest stockholder and the aggregate principal amount we borrowed under the Keep Well Agreement, plus all accrued and unpaid interest thereon, is approximately $16.3 million. Mr. Peizer, our former chief executive officer and chairman of our board of directors, owns and controls Acuitas. On March 1, 2023, the DOJ announced charges and the SEC filed a civil complaint against Mr. Peizer alleging unlawful insider trading in our stock. In June 2024, a federal jury convicted Mr. Peizer of one count of securities fraud and two counts of insider trading. On April 29, 2025, the Court found that Mr. Peizer’s insider trading had resulted in avoided losses of $12,711,324 and ordered Mr. Peizer to forfeit that amount. As disclosed in a press release issued on June 23, 2025 by the Office of Public Affairs of the U.S. Department of Justice, on June 23, 2025, Mr. Peizer was sentenced to 42 months in prison. In addition, Mr. Peizer was ordered to pay a fine of $5.25 million, and to forfeit more than $12.7 million in ill-gotten gains. Neither the Company nor any other current or former director or employee of the Company has been charged by the DOJ or sued by the SEC. No assurances can be given that Nasdaq will not exercise its discretionary public interest authority to delist our common stock due to public interest concerns related to Acuitas’ ownership of our common stock or its relationship to us under the Keep Well Agreement.

In connection with offerings of our securities, we submit listing of additional shares applications to Nasdaq. Current Nasdaq practice is not to accept or reject listing of additional shares applications before the closing of an offering. We believe that the issuances of our securities have been compliant with Nasdaq listing rules. However, Nasdaq could assert that one or more of our securities issuances was not in compliance with Nasdaq listing rules. For example, Nasdaq could assert that the exercise price reset and share adjustment provisions in the warrants we issued in our November 2023 public offering and concurrent private placement and under the Keep Well Agreement mandate a delisting determination unless such provisions are modified. Should that occur, we would need to obtain (1) with respect to the warrants issued in our November 2023 public offering, the consent of the holders of such warrants representing at least a majority of the shares of common stock underlying such warrants then outstanding and each investor in the November 2023 public offering who purchased at least $1.75 million of securities at the closing of the offering, and (2) with respect to the warrant issued in our November 2023 private placement and the warrants issued under the Keep Well Agreement, the consent of Acuitas, for any modifications. The failure to obtain such consent(s) could result in the delisting of our common stock.

15

If our common stock is delisted by Nasdaq, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, then we could face significant material adverse consequences, including: (a) less liquid trading market for our securities; (b) more limited market quotations for our securities; (c) determination that our common stock is a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; (d) more limited research coverage by stock analysts; (e) loss of reputation; and (f) more difficult and more expensive equity financings in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our common stock remains listed on Nasdaq, our common stock will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If our securities were no longer listed on Nasdaq and therefore not “covered securities,” we would be subject to regulation in each state in which we offer our securities.

You will experience immediate dilution in the net tangible book value per share of common stock purchased in the offering.

Since the effective public offering price of our common stock in this offering is substantially higher than the pro forma as adjusted net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering. After giving effect to the sale of our common stock in the aggregate offering amount of $4.0 million at an offering price of $0.60 per share of common stock, no exercise of the warrants offered hereby, and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, you would suffer immediate dilution of $0.40 per share in the pro forma as adjusted net tangible book value of the common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

We will likely offer and issue additional shares of our common stock or other equity or convertible debt securities in order to raise additional capital. Future investors in such offerings may have rights superior to existing stockholders, and the price per share at which we sell additional shares of common stock or other equity or convertible debt securities in future transactions may be at a higher or lower price per share than the price per share in this offering.

There is no public market for the warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants and pre-funded warrants will be limited.

The warrants will not be exercisable unless and until we obtain stockholder approval, and if such stockholder approval is not obtained, the warrants will not have any value.

16

The warrants will not be exercisable unless and until we obtain stockholder approval in accordance with and as required by Nasdaq rules to permit the exercise of the warrants. If we are unable to obtain such stockholder approval, the warrants will not be exercisable and therefore will have no value. In addition, in the event that the price of a share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

The warrants offered in this offering contain price protection in the form of anti-dilution provisions that could harm trading in our common stock and make it difficult for us to obtain additional financing.

The warrants offered in this offering have price-based anti-dilution protection provisions. Under these anti-dilution provisions, while these warrants are outstanding, subject to certain limited exceptions, the exercise price of these warrants will be reduced each time we issue or sell (or are deemed to issue or sell) any securities for a consideration per share less than a price equal to their exercise price in effect immediately prior to such issuance or sale (or deemed issuance or sale), provided that in no event will the exercise price be reduced to less than the floor price (as described below), subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. In addition, these anti-dilution provisions provide that, if the exercise price of the warrants decreases, then the number of shares of our common stock issuable upon exercise thereof will proportionally increase. The floor price is $0.19, and, if the exercise price of the warrants were to be reduced to the floor price, the total number of shares of common stock potentially issuable upon exercise of all the warrants being offered in this offering would be 84,210,530. To the extent we trigger, or enter into any agreement or issue any security that would trigger, the anti-dilution provisions of these warrants, our stockholders may experience substantial dilution. The overhang represented by these warrants, coupled with their anti-dilution protection provisions, may make it more difficult for us to raise additional capital, because of the possible substantial dilution to any new purchaser of our securities and the ability of holders of these warrants to enter into short sales of our stock. Any potential new purchaser of our securities may choose to value our common stock in such a manner that takes into account the number of shares of our common stock that would be outstanding immediately following the exercise of all these warrants. See also, “Certain of our warrants contain price protection in the form of anti-dilution provisions that could harm trading in our common stock and make it difficult for us to obtain additional financing,” below.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

The securities offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). In addition, we have a currently effective registration statement on Form S-1 that covers the issuance of up to 6,449,481 shares of common stock underlying outstanding warrants to purchase shares of our common stock. Such shares, if issued, would also be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that such sales could occur, could cause the market price of our common stock to decline.

17

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for six (6) months from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for six (6) months from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our net proceeds from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, or continue our operations.

Holders of pre-funded warrants and warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our common stock.

Until holders of pre-funded warrants or warrants acquire shares of our common stock upon exercise of such warrants, holders of pre-funded warrants or warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights, except to the extent set forth in the warrants with respect to certain rights to participate in distributions or dividends paid on our common stock. Upon exercise of the pre-funded warrants or warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants and pre-funded warrants are speculative in nature.

The warrants and pre-funded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. In addition, the warrants will not be exercisable unless and until stockholder approval is obtained. See “The warrants will not be exercisable unless and until we obtain stockholder approval, and if such stockholder approval is not obtained, the warrants will not have any value,” above. Moreover, following this offering, the market value of the warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the warrants or pre-funded warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or

18

exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of warrants to exercise the warrants.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us or at all.

Acuitas Group Holdings, LLC owns approximately 52% of our outstanding common stock and beneficially owns approximately 98% of our outstanding common stock, and as a result of such ownership has the ability to substantially influence the election of directors and other matters submitted to stockholders.

As of June 27, 2025, 2,437,613 shares of our outstanding common stock were owned by, and 144,204,741 shares of our common stock were beneficially owned by, Acuitas Group Holdings, LLC, an entity indirectly wholly owned and controlled by Mr. Peizer, which represents the ownership of approximately 52% of our outstanding common stock and the beneficial ownership of approximately 98% of our common stock. The foregoing number of shares beneficially owned by Acuitas Group Holdings, LLC and the corresponding percentage assumes the conversion of $13.6 million of the principal amount outstanding under Keep Well Notes at a conversion price of $1.80 per share (with any accrued interest paid in cash) and includes 15,055,568 shares of common stock issuable upon exercise of warrants that would be issued upon conversion of such principal amount. As a result, Acuitas has and is expected to continue to have the ability to significantly influence the election of our board of directors and the outcome of all

19

other matters submitted to our stockholders. Acuitas’ interest may not always coincide with our interests or the interests of our other stockholders, and Acuitas may act in a manner that advances its best interests and not necessarily those of our other stockholders. One consequence to this substantial influence or control is that it may be difficult for investors to remove our management. It could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Certain of our warrants contain price protection in the form of anti-dilution provisions that could harm trading in our common stock and make it difficult for us to obtain additional financing. In addition, the anti-dilution provisions in such warrants may be triggered by this offering.

The November 2023 Warrants and the warrants issued under the Keep Well Agreement have price-based anti-dilution protection provisions. The per share exercise price of such warrants was $1.553, other than a warrant to purchase 2,027,027 shares of our common stock held by Acuitas, which had an exercise price per share of $1.48, and a warrant to purchase 359,712 shares of our common stock held by Acuitas, which had an exercise price per share of $1.39.

In connection with entering into the Seventh Amendment, we entered into agreements with Acuitas and the holders of the November 2023 Warrants, pursuant to which Acuitas and such holders agree to the following adjustments to the exercise price of the warrants they hold (in lieu of the adjustments that would otherwise be made in accordance with the terms of such warrants): (i) the exercise price was reduced to $0.9726, which was the closing price of our common stock as of immediately prior to the time we entered into the Seventh Amendment; (ii) since such closing price was greater than $0.60, the combined public offering price per share and four warrants in this offering, then the exercise price was further reduced to $0.60; (iii) if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest volume weighted average price (“VWAP”) of our common stock on any trading day during the five trading day period immediately following the public announcement of us entering into the Seventh Amendment, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; (iv) in the event that the public announcement of this offering is not made on the same trading day as the public announcement of us entering into the Seventh Amendment, if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of our common stock on any trading day during the five trading day period immediately following the public announcement of this offering, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; and (v) if any Keep Well Note is converted into shares of our common stock at a conversion price less than the exercise price of the warrants then in effect, then the exercise price will be further reduced to such conversion price at such time of such conversion. Upon each adjustment to the exercise price of the November 2023 Warrants and the warrants held by Acuitas, the number of shares of common stock issuable upon exercise thereof increases proportionately such that after each adjustment to the exercise price, the aggregate exercise price payable upon exercise for the adjusted number of shares issuable upon exercise thereof will be the same as the aggregate exercise price in effect immediately prior to each such adjustment to the exercise price (without regard to any limitations on exercise contained in the November 2023 Warrants).

To the extent we trigger, or enter into any agreement or issue any security that would trigger, the anti-dilution provisions of these warrants, our stockholders may experience substantial dilution. For example:

•In March 2024, in connection with entering into an amendment to the Keep Well Agreement to provide for the issuance of additional securities thereunder at a price less than the exercise price of these warrants, we

20

obtained a waiver from each holder of these warrants, pursuant to which such holder agreed to specified adjustments to the exercise price of their respective warrant in lieu of the adjustments that would otherwise be made in accordance with the terms of their respective warrant. In accordance with such waivers, the per share exercise price of their respective warrant was reduced from $11.99 to $4.8557, subject to further adjustment in accordance with the terms of such waiver and their respective warrant, and the aggregate number of shares of common stock issuable upon exercise of these warrants (without giving effect to the exercise of any of these warrants that occurred between their initial issuance date and the time the per share exercise price was reduced to $4.8557) increased from 3.8 million to 9.5 million.

•In October 2024, in connection with the 2024 Reverse Stock Split, the per share exercise price of certain of these warrants was reduced to $2.25 and per share exercise price of the rest of these warrants was reduced to $2.08, and the aggregate number of shares of common stock issuable upon exercise of these warrants increased from approximately 3.3 million to approximately 7.4 million.

●	In May 2025, the lowest VWAP of our common stock on any trading day during the five trading day period immediately following the public announcement of our entry into the May 2025 Agreement was $1.553. Accordingly, each of the warrants issued under the Keep Well Agreement and each of the November 2023 Warrants that had an exercise price per share greater than $1.553 was reduced to $1.553, and the aggregate number of shares of our common stock subject to such warrants increased from 42,304,917 to 56,134,451. See “Prospectus Summary—Recent Developments—Recent Adjustments to Outstanding Warrants,” above.

●	Upon our entry into the Seventh Amendment and our entry into certain agreements with Acuitas and the holders of the November 2023 Warrants that we entered into in connection with entering into the Seventh Amendment, the exercise price of each of the warrants issued under the Keep Well Agreement and each of the November 2023 Warrants was: (i) reduced to $0.9726, which was the closing price of our common stock as of immediately prior to the time we entered into the Seventh Amendment; (ii) since such closing price was greater than $0.60, the combined public offering price per share and four warrants in this offering, then the exercise price was further reduced to $0.60; (iii) if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of our common stock on any trading day during the five trading day period immediately following the public announcement of us entering into the Seventh Amendment, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; (iv) in the event that the public announcement of this offering is not made on the same trading day as the public announcement of us entering into the Seventh Amendment, if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of our common stock on any trading day during the five trading day period immediately following the public announcement of this offering, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; and (v) if any Keep Well Note is converted into shares of our common stock at a conversion price less than the exercise price of the warrants then in effect, then the exercise price will be further reduced to such conversion price at such time of such conversion. Upon each adjustment to the exercise price of the November 2023 Warrants and the warrants held by Acuitas, the number of shares of common stock issuable upon exercise thereof increases proportionately.

21

The overhang represented by these warrants, coupled with their anti-dilution protection provisions, may make it more difficult for us to raise additional capital, because of the possible substantial dilution to any new purchaser of our securities and the ability of holders of these warrants to enter into short sales of our stock. Any potential new purchaser of our securities may choose to value our common stock in such a manner that takes into account the number of shares of our common stock that would be outstanding immediately following the exercise of all these warrants.

Risk Related to our Business

We need additional capital to continue our operations and execute our business strategy, and we cannot guarantee that we will raise adequate additional capital on a timely basis, on favorable terms, or at all.

We have been unprofitable since our inception in 2003. Historically, we have seen and continue to see net losses, net loss from operations and negative cash flow from operating activities, and our recent operating results have been negatively impacted by the loss of significant customers. At March 31, 2025, our total cash was $4.1 million and we had negative working capital of $3.1 million. For the three months ended March 31, 2025, our average monthly cash burn rate from operations was $0.9 million. At June 27, 2025, we had $16.3 million of Keep Well Notes outstanding, including accrued paid-in-kind interest, $13.5 million of which is payable at any time after the earlier of (i) September 1, 2026 and (ii) 30 days following the date on which Acuitas has purchased $8.45 million in principal amount of the Non-Convertible Demand Notes under the Seventh Amendment, unless it becomes due and payable in full earlier, whether by acceleration or otherwise. These circumstances raise substantial doubt about our ability to continue as a going concern. Our financial statements as of December 31, 2024 and for subsequent interim periods were prepared under the assumption that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Based on our current analysis of the conditions described above and our forecast of our future operating results, even after taking into account the funds to be raised from the offering described in this prospectus, we will need to raise additional capital to fund our operations through the 12-month period following the date of this prospectus. In addition to potentially borrowing additional funds under the Keep Well Agreement, we are currently seeking to raise additional capital through this offering and may seek to raise capital through other equity or debt financings, however, when we can raise such additional capital, and how much capital we can raise, depends on a variety of factors, including, among others, market conditions, the trading price of our common stock, and our business prospects. If we raise additional capital by issuing equity securities, it will result in further dilution to our stockholders and any such equity securities may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing debt securities, such securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of such securities could impose significant restrictions on our operations. We do not know whether, and no assurances can be given that, additional capital will be available to us when needed, on terms favorable to us and our stockholders or at all. If additional adequate capital is not available or is not available on acceptable terms, we will need to reevaluate our planned operations and may need to cease operations, file for bankruptcy, liquidate, and/or wind-up our affairs.

As of June 27, 2025, we had approximately $16.3 million, including accrued paid-in-kind interest, outstanding under the Keep Well Agreement, and a default thereunder would have material adverse consequences to our financial condition, operating results, and business.

22

Of the approximately $16.3 million outstanding under the Keep Well Agreement as of June 27, 2025, $13.5 million is payable at any time after the earlier of (i) September 1, 2026 and (ii) 30 days following the date on which Acuitas has purchased $8.45 million in principal amount of the Non-Convertible Demand Notes, unless it becomes due and payable in full earlier, whether by acceleration or otherwise. If Acuitas were to demand that all or a significant portion of the notes payable upon demand of the holder be paid at any time on or after September 1, 2026 (or if earlier, 30 days following the date on which Acuitas has purchased $8.45 million in principal amount of Non-Convertible Demand Notes), and if we did not have sufficient excess capital to repay the amounts due, which we currently do not, it would have a material adverse effect on our business. In addition, the Keep Well Agreement includes customary events of default for a first priority senior secured debt facility. In the event of default under the Keep Well Agreement, Acuitas and the collateral agent under the Keep Well Agreement would have the rights that a secured creditor with a first priority lien on a company’s assets would have, including, the right to collect, enforce or satisfy any secured obligations then owing, including by foreclosing on the collateral securing our obligations under the Keep Well Agreement (which generally comprise all of our assets), and restrictions on the operation of our business would spring into effect. We have been in default under the Keep Well Agreement at various times in the past and have received waivers of such defaults from Acuitas. For example, in April 2025, Acuitas waived (a) any non-compliance and/or violation of each of the recurring revenue and liquidity covenants in the Keep Well Agreement through and including June 30, 2025, and (b) solely with respect to our consolidated financial statements for the year ended December 31, 2024, any non-compliance and/or violation of the covenant in the Keep Well Agreement requiring that such financial statements and the report of our auditor thereon be unqualified as to going concern. No assurances can be given that we will receive a waiver from Acuitas for any future defaults. A default under the Keep Well Agreement would have a material adverse effect on our financial condition, operating results, and business, and could cause us to become insolvent or enter bankruptcy proceedings, and our stockholders may lose all or a portion of their investment because of the priority of the claims of Acuitas, in its capacity as a secured creditor, on our assets.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $3.24 million, after deducting the Placement Agent fees and estimated offering expenses payable by us, assuming no exercise of the warrants offered hereunder.

We may only receive additional proceeds from the exercise of the warrants issuable in connection with this offering if such warrants are exercised. If all the warrants are exercised in full for cash, the additional net proceeds will be approximately $16.0 million. The warrants will not be exercisable unless and until stockholder approval is obtained in accordance with and as required by Nasdaq rules. See “Description of Securities We are Offering—Warrants—Stockholder Approval,” below.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. The intended use of the net proceeds from this offering represents our intentions based upon our current plans, financial condition and business conditions. However, our management will have broad discretion over the use of the net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

23

DILUTION

If you invest in our securities, your interest will be immediately diluted to the extent of the difference between the effective public offering price per share of common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of March 31, 2025, our net tangible book value was $(1.1) million, or $(0.25) per share of common stock, based on 4,217,848 shares of common stock outstanding as of March 31, 2025.

After giving effect to the sale of 2,366,665 shares of our common stock, 4,300,002 pre-funded warrants and accompanying 26,666,668 warrants to purchase up to 26,666,668 shares of our common stock at a combined public offering price per share of common stock and accompanying warrants of $0.60 and a combined public offering price per pre-funded warrant and accompanying warrants of $0.5999 and the exercise of the pre-funded warrants for $0.0001 per share, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the warrants issued in this offering, our pro forma net tangible book value as of March 31, 2025 would have been approximately $2.2 million, or approximately $0.20 per share. This represents an immediate increase in the net tangible book value to existing stockholders of $0.45 per share and an immediate dilution in the pro forma net tangible book value of $0.40 per share of our common stock to the investors purchasing securities in this offering.

The following table illustrates this dilution to new investors purchasing shares of common stock in this offering:

Assumed combined public offering price per share of common stock and accompanying warrants(1)			$0.60
Historical net tangible book value per share as of March 31, 2025	$	(0.25)
Increase in net tangible book value per share attributable to investors purchasing in this offering		$0.45
Pro forma net tangible book value per share as of March 31, 2025 after giving effect to this offering			$0.20

Dilution per share to investors purchasing in this offering			$0.40
 _______________
(1) Assumes exercise of pre-funded warrants sold in the offering.

The table and discussion above is based on 4,217,848 shares of our common stock outstanding as of March 31, 2025, and excludes:

•822,138 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2025;

•4,150,073 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2025 at a weighted average exercise price of $4.18 per share;

24

•3,905 shares of common stock issuable upon settlement of restricted stock units outstanding as of March 31, 2025;

•7,502,318 shares of common stock issuable upon conversion of the principal and accrued interest on secured convertible promissory notes held by Acuitas outstanding as of March 31, 2025, assuming a conversion price of $1.80;

•7,502,318 shares of common stock issuable upon exercise of warrants that would be issued to Acuitas upon conversion of outstanding promissory notes described above;

•	43,393,530 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2025 at a weighted average exercise price of $2.01 per share (the number of shares issuable upon exercise of such warrants and the exercise price of such warrants does not reflect the adjustments thereto as a result of our entry into the May 2025 Agreement described above under “Prospectus Summary—Recent Developments—Recent Adjustments to Outstanding Warrants,” above);

•	26,666,668 shares of common stock issuable upon exercise of warrants sold in this offering; and
•	33,932 shares of common stock issuable upon exchange of all the outstanding shares of the Series A Preferred Stock as of March 31, 2025, assuming an exchange rate of $0.009 shares of common stock per share of Series A Preferred Stock.

Except as otherwise indicated, all information in this prospectus assumes:

•no issuance of any of the shares of common stock described above; and

•no exercise of the warrants issued in this offering.

 DESCRIPTION OF SECURITIES WE ARE OFFERING

General

We are offering 2,366,665 shares of our common stock, 4,300,002 pre-funded warrants and up to 26,666,668 warrants to purchase up to 26,666,668 shares of our common stock. Each share of common stock or pre-funded warrant is being offered together with four warrants, each exercisable to purchase one share of common stock.

We are offering pre-funded warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stocks that would result in such excess ownership. Each pre-funded warrant will be exercisable for one share of common stock.

25

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws do not provide for cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding, including the Series A Preferred Stock, or that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

Warrants

General

The following summary of certain terms of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the terms of the warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms of the form of warrant for a complete description thereof.

Stockholder Approval

The right of a holder to exercise the warrants is subject to obtaining stockholder approval in accordance with and as required by the rules of The Nasdaq Capital Market to permit exercise of the warrants, and if obtained, the warrants will be exercisable beginning on the effective date of such stockholder approval and will expire five years from the date of such stockholder approval. If we are unable to obtain stockholder approval, the warrants will not be exercisable and therefore they will have no value.

Under the terms of the warrants, we agreed to either (i) obtain stockholder approval via the written consent of our stockholders in accordance with applicable law and prepare and file an information statement with respect thereto with the SEC, as promptly as practicable, but prior to the 30th day after the date the warrants are issued (or, if such filing is delayed by a court or regulatory agency, in no event later than 60 days after such date), or (ii) call and hold a special meeting of our stockholders not later than 60 days after the date the warrants are issued to obtain the stockholder approval, and to use our reasonable best efforts to solicit proxies in favor of the stockholder approval. If stockholder approval is not obtained on or prior to the 60th day after the date the warrants are issued, we agreed to call and hold another special meeting of our stockholders to obtain the stockholder approval, and if stockholder approval is not obtained at such subsequent special meeting, to call and hold another special meeting of our stockholders semi-annually thereafter until stockholder approval is obtained. We will seek such stockholder approval by obtaining the written consent of Acuitas and Acuitas agreed to provide such written consent. Acuitas

26

currently holds a majority of the total number of shares of our common stock outstanding and will be able to provide the requisite stockholder approval.

Duration, Exercise Price and Form

Each warrant may be exercised at any time following the date of the stockholder approval described above and will expire five years from such date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Four warrants, each exercisable to purchase one share of our common stock, will be issued with every share of common stock or pre-funded warrant purchased in this offering. The warrants will be issued separately from the common stock and pre-funded warrant, as the case may be, and will be held separately immediately thereafter. The warrants will be issued in certificated form only.

Exercisability

The warrants are not exercisable unless and until stockholder approval is obtained. Assuming stockholder approval is obtained, the warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the form of warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the

27

Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the warrants such that the warrant shall be exercisable for the publicly traded common stock of such successor entity. Additionally, as more fully described in the warrants, at the option of the holder thereof, the holder can receive consideration in the same type and form of an amount equal to the Black Scholes value (as defined in the warrants) of such unexercised warrants on the date of consummation of such transaction.

Exercise Price Adjustments

Adjustment for Dilutive Issuances. In addition to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock, if while the warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any common stock and/or common stock equivalents, other than in connection with certain exempt issuances, for a consideration per share less than the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then simultaneously with such issuance or sale or deemed issuance or sale, the exercise price of the warrants then in effect will be reduced to the consideration per share at which the common stock or common stock equivalents were issued or sold or deemed issued or sold; provided that in no event will the exercise price be reduced to less than the floor price of $0.19, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock). The floor price is $0.19, and, if the exercise price of the warrants were to be reduced to the floor price, the total number of shares of common stock potentially issuable upon exercise of all the warrants being offered in this offering would be 84,210,530.

Alternative Exercise Price Following Certain Issuances. If we issue or sell, or enter into any agreement to issue or sell, any common stock, common stock equivalents, or rights, warrants or options to purchase shares of our capital stock or common stock equivalents that are issuable or convertible into or exchangeable or exercisable for shares of common stock at a price which varies or may vary with the market price of our common stock (excluding customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events), each warrant holder will have the right, in its sole discretion, to substitute the variable price for the exercise price of their warrant; provided that in no event will the exercise price be reduced to less than the floor price of $0.19, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock).

Adjustment for Stock Combination Events. In the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock (a “Stock Combination Event”), if the Event Market Price (as defined below) is less than the exercise price then in effect (after giving effect to customary adjustments thereto as a result of the event), then on the fifth trading day immediately following the Stock Combination Event, the exercise price will be reduced to the Event Market Price, subject to certain limitations. “Event Market Price” means, with respect to any Stock Combination Event, the lowest VWAP during the period commencing five consecutive trading days immediately preceding the Stock Combination Event Date and ending five consecutive trading days immediately after the Stock Combination Event Date; provided that in no event will the exercise price be reduced to less than the floor price of $0.19, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock).

Adjustment to Number of Shares Issuable Upon Exercise. Simultaneously with any adjustment to the exercise price of the warrants, the number of shares of common stock issuable upon exercise of the warrants will be increased or decreased proportionally, such that the aggregate exercise price of the warrants, after taking into account the

28

adjustment in the exercise price, will be equal to the aggregate exercise price before the adjustment in the exercise price; provided that in no event will the exercise price be reduced to less than the floor price of $0.19, subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock).

Transferability

Subject to applicable laws, warrants may be transferred at the option of the holder upon surrender of the warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of warrants does not have the rights or privileges of a holder of our common stock, including any voting rights until such holder exercises such holder’s warrants. The warrants will provide that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

No term of the warrants may be amended or waived without our written consent and written consent of the holder thereof.

Pre-Funded Warrants

General

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

29

Duration, Exercise Price and Form

Each pre-funded warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be, at our election, either rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants

30

on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited. The shares of common stock issuable upon exercise of the pre-funded warrants are currently traded on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the common warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity.

Waivers and Amendments

No term of the pre-funded warrants may be amended or waived without our written consent and written consent of the holder thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is of our common stock is Equiniti Trust Company, LLC. We will act as the registrar and transfer agent for the pre-funded warrants and warrants.

Nasdaq Listing

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “OTRK.” There is no established public trading market for the pre-funded warrants or warrants, and we do not plan to list the funded warrants or warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

31

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of June 27, 2025, we engaged Roth Capital Partners, LLC, or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered, or any at all. There is no minimum amount of proceeds that is a condition to closing of this offering. The Placement Agent does not guarantee that it will be able to raise new capital in this offering. The Placement Agent will have no authority to bind us. This offering will terminate on June 30, 2025. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and accompanying warrants will be fixed for the duration of this offering. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering. The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

On June 27, 2025, we entered into securities purchase agreements directly with certain institutional investors, at the investor’s option, who purchased our securities in this offering. Investors who did not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about June 30, 2025, subject to the satisfaction of customary closing conditions.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash fee up to 7.0% of the aggregate gross proceeds to us from the sale of the securities in this offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $125,000.

32

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering. The actual public offering price, Placement Agent fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total amount set forth below.

	Per Share of Common Stock and Accompanying Warrants(1)	Per Pre- Funded Warrant and Accompanying Warrants(1)	Total
Public offering price	$0.6000	$0.5999	$3,999,570
Placement Agent fees	$0.0420	$0.0420	$280,000
Proceeds to us, before expenses	$0.5580	$0.5579	$3,719,570

(1) The final public offering price per share of common stock and accompanying warrants or pre-funded warrants and accompanying warrants, as the case may be, was determined by us, the Placement Agent and the investors in this offering.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees, will be approximately $351,109, all of which are payable by us. This amount includes the Placement Agent’s reimbursable expenses that we agreed to pay at the closing of the offering.

Other Relationships

The Placement Agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

Determination of Offering Price and Warrant Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the warrants and pre-funded warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants and pre-funded warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

33

Lock-Up Agreements

We and each of our officers, directors and certain stockholders have agreed with the Placement Agent to be subject to a lock-up period of 6 months following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s websites and any information contained in any other websites maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent, and should not be relied upon by investors.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of our common stock in any jurisdiction where action for the purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction.

34

Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 - Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 - Underwriting Conflicts (“NI 33-105”), the Placement Agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

35

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State: (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements); (c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité de marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
 This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong

Neither the information in this document nor any other document relating to the offer has been delivered for registration to the Registrar of Companies in Hong Kong, and its contents have not been reviewed or approved by any regulatory authority in Hong Kong, nor have we been authorized by the Securities and Futures Commission in

36

Hong Kong. This document does not constitute an offer or invitation to the public in Hong Kong to acquire securities. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purpose of issue, this document or any advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder) or in circumstances which do not result in this document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the securities is personal to the person to whom this document has been delivered by or on behalf of our company, and a subscription for securities will only be accepted from such person. No person to whom a copy of this document is issued may issue, circulate or distribute this document in Hong Kong or make or give a copy of this document to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. No document may be distributed, published or reproduced (in whole or in part), disclosed by or to any other person in Hong Kong or to any person to whom the offer of sale of the securities would be a breach of the CO or SFO.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative

37

Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than: (i) to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and (ii) in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended. Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be: (a) made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and (b) in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial

38

Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

39

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

40

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock by (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers, (c) each of our directors, and (d) all of our current directors and executive officers as a group. Except as indicated in the footnotes to the table, (i) the number of shares beneficially owned is presented as of June 27, 2025 (the “Measurement Date”), (ii) we believe that the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, and (iii) the business address of all individuals is c/o Ontrak, Inc., 333 S. E. 2nd Avenue, Suite 2000, Miami, FL, 33131. Percentage of ownership is based on 4,717,872 shares of common stock outstanding on the Measurement Date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of the Measurement Date pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

			Total
		Shares	common
	Common	beneficially	stock	Percent
	stock	owned	beneficially	of
Name of beneficial owner	owned	(1)	owned	class
5% or Greater Stockholder
Acuitas Group Holdings, LLC (2)	2,437,613	144,204,741	146,642,354	98.5%

Directors and Named Executive Officers:
Michael E. Sherman	0	166,016	166,016	3.8%
Richard A. Berman	0	113,822	113,822	2.6%
James M. Messina	0	112,090	112,090	2.6%
Brandon H. LaVerne	491	239,019	230,510	5.4%
Mary Louise Osborne	360	171,133	171,493	3.9%
James J. Park	219	152,902	153,121	3.5%

All current directors and executive officers as a group (7 persons)	1,070	1,038,316	1,039,386	18.1%

41

(1) Numbers in this column represent shares of common stock that may be acquired within 60 days of the Measurement Date pursuant to the exercise or conversion of outstanding securities.
(2) Acuitas Group Holdings, LLC (“Acuitas Group”) is a limited liability company 100% owned by Terren S. Peizer. Total common stock beneficially owned consists of: (i) 2,437,613 shares of common stock; (ii) an aggregate of 129,149,173 shares of common stock issuable upon exercise of outstanding warrants; (iii) an aggregate of 7,527,784 shares of common stock issuable upon conversion of senior secured convertible notes (assuming the conversion of the entire principal amounts thereof at a conversion price equal to $1.80 per share and all accrued and unpaid interest thereon is paid in cash), and (iv) 7,527,784 shares of common stock issuable upon exercise of a warrant that would be issued in connection with the conversion of all of the amounts owed under the notes referenced in clause (iii). The business address for Acuitas Group and Mr. Peizer is 200 Dorado Beach Drive, #3831, Dorado, Puerto Rico, 00646.

LEGAL MATTERS

The validity of the issuance of the securities offered in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Ontrak, Inc. and Subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference into this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, of which this prospectus forms a part, please see the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and from the SEC’s website at http://www.sec.gov.

42

We maintain a website at www.ontrakhealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than providing such information in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information in documents that we file later with the SEC will automatically update and supersede the information that is either contained in, or incorporated by reference into, this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) that we have filed with the SEC (File No. 001-31932):

●	our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 14, 2025;
●	our quarterly report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 20, 2025;
●	our current report on Form 8-K, filed with the SEC on January 8, 2025, and May 20, 2025; and
●
the description of our common stock set forth in the Registration Statement on Form 8-A12B filed on April 21, 2017, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished with such reports related to such items, unless such current report expressly provides to the contrary, and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering, and such documents will become a part of this prospectus from the date that such documents are filed with the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference in

43

this prospectus, including any exhibits specifically incorporated by reference in any such reports or documents, but not delivered with this prospectus. You should direct any requests for reports or documents to:

Ontrak, Inc.
333 S. E. 2nd Avenue, Suite 2000
Miami, FL 33131
Phone: (310) 444-4300

You also may access the reports and documents on our website at http://www.ontrakhealth.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

44

2,366,665 Shares of Common Stock
4,300,002 Pre-Funded Warrants to Purchase 4,300,002 Shares of Common Stock
26,666,668 Warrants to Purchase 26,666,668 Shares of Common Stock
Up to 30,966,670 Shares of Common Stock underlying the Pre-Funded Warrants and Warrants

Ontrak, Inc.

PROSPECTUS

Roth Capital Partners

June 27, 2025

45